Important Notice Concerning Limitations on
                 Trading in First Niagara Financial Group, Inc.

                                                                   June 20, 2006

To:   Executive Officers and Directors of First Niagara Financial Group, Inc.

From: First Niagara Financial Group, Inc.

1. As you may know, a "blackout period" will be imposed on transactions involving the First Niagara Financial Group, Inc. ("FNFG") Stock Fund (the "FNFG Stock Fund") under the First Niagara Financial Group 401(k) Plan (the "401(k) Plan"). This blackout period, described in more detail below, is necessary in order for participants' accounts in the 401(k) Plan to be transferred from Principal Group ("Principal") to Burke Group ("Burke") in connection with the change in retirement plan vendors. Under the Sarbanes-Oxley Act of 2002, the executive officers and directors of FNFG will generally be prohibited from engaging in transactions involving FNFG equity securities (including options and other derivatives based on FNFG stock) during this blackout period.

2. As a result of the transfer of plan assets from Principal to Burke, during the blackout period participants in the 401(k) Plan will be temporarily unable to (1) make exchanges into or out of the FNFG Stock Fund under the 401(k) Plan, (2) take distributions of money invested in the FNFG Stock Fund, and (3) take loans of money invested in the FNFG Stock Fund.

3. The blackout period for the 401(k) Plan is expected to begin on July 18, 2006, and end August 18, 2006; provided, however, that the blackout period may be extended due to events that are beyond the control of FNFG. We will notify you of any changes that affect the dates of the blackout period. In addition, you can confirm the status of the blackout period by contacting Julie M. LaForest at julie.laforest@fnfg.com, or by calling (716) 625-7500, ext. 2654.

4. Generally, during the blackout period, you are prohibited from directly or indirectly purchasing, selling or otherwise transferring any equity security of FNFG that you acquired in connection with your service as an executive officer or director. "Equity securities" are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest.

5. The prohibition covers securities acquired "in connection with service as a director or executive officer." This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant), as a direct or indirect inducement to employment or joining the Board of Directors, in transactions between the individual and the Company, and as director qualifying shares. Securities acquired outside of an individual's service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any

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      shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

6. The following are examples of transactions that you may not engage in during the blackout period:

      >> Exercising stock options granted to you in connection with your services as a director or executive officer;

      >>    Selling FNFG stock that you acquired by exercising options;

      >> Selling stock that you originally received as a restricted stock grant.

7.    There are certain exemptions, including:

      >> Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout);

      >> Bona fide gifts, bequests and transfers pursuant to domestic relations orders.

8. If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you are subject to civil and criminal penalties.

The rules summarized above are complex, and the criminal and civil penalties that could be imposed upon executive officers and directors who violate them could be severe.

We therefore request that you contact Julie M. LaForest at julie.laforest@fnfg.com, or by calling (716) 625-7500, ext. 2654 before engaging in any transaction involving FNFG stock or derivatives based on FNFG stock during the blackout period, or if you believe that any such transaction in which you have a pecuniary interest may occur during the blackout period.